As filed with the Securities and Exchange Commission on August 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Iteris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-2588496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705

(Address of principal executive offices)         (Zip code)

Iteris, Inc. 2007 Omnibus Incentive Plan
(Full title of the plan)

James S. Miele

Vice President, Chief Financial Officer and Secretary

Iteris, Inc.

1700 Carnegie Avenue, Suite 100

Santa Ana, CA  92705

(Name and Address of agent for service)

(949) 270-9400

(Telephone number, including area code, of agent for service)

With a copy to: Ellen S. Bancroft, Esq. J.R. Kang, Esq. Morgan, Lewis & Bockus LLP 5 Park Plaza, Suite 1750 Irvine, CA 92614 (949) 399-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.10 par value, issuable pursuant to the Iteris, Inc. 2007 Omnibus Incentive Plan	800,000 shares	$1,448,000	$1.81	$197.51

(1)         This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)         Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on July 29, 2013, as reported by the NYSE MKT.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Registrant hereby incorporates by reference into this registration statement the following documents, which have been filed with the Commission:

(a)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 1, 2013;

(b)                                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Commission on June 7, 2013, and Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Commission on July 29, 2013;

(c)                                  the Registrant’s Current Report on Form 8-K, filed with the Commission on April 11, 2013;

(d)                                 the Registrant’s Registration Statement on Form 8-A (File No. 000-10605) filed on August 21, 2009; and

(e)                                  the description of the Registrant’s common stock, par value $0.10 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-08762) filed with the Commission on December 8, 2004, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Certificate of Incorporation of Iteris, Inc. limits the liability of its directors to Iteris, Inc. and its stockholders for monetary damages for breach of the directors’ fiduciary duty.  This provision is intended to afford Iteris, Inc.’s directors the benefit of the Delaware General Corporation Law (the “Delaware Law”), which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or (iv) any transaction from which the director derives an improper personal benefit.

The Certificate of Incorporation and Bylaws of Iteris, Inc. require indemnification of Iteris, Inc.’s directors and officers to the maximum extent permitted by Delaware Law.  Section 145 of the Delaware Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation.  With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful.  If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith.  If such a proceeding is brought by or on behalf of Iteris, Inc., such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of Iteris, Inc.  Where such person is adjudged to be liable to Iteris, Inc., he or she is not entitled to indemnification unless and to the extent that the court allows such indemnification to such person for such expenses as the court deems proper.  Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her.  In all other cases, indemnification is made by Iteris, Inc. upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

Iteris, Inc. has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from Iteris, Inc. against certain liabilities arising from the discharge of their duties in such capacities.

Iteris, Inc. maintains an insurance policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to Iteris, Inc. and its stockholders.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Exhibit No.	Description	Where Located
4.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.3	Bylaws of the Registrant, as amended	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 033-67932) as filed with the Commission on July 6, 1993

Exhibit No.	Description	Where Located
4.4	Certificates of Amendment to Bylaws of the Registrant dated April 24, 1998 and August 10, 2001	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K/A for the year ended March 31, 2003 as filed with the Commission on July 29, 2003

4.5	Certificate of Amendment to Bylaws of Registrant dated September 9, 2004	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as filed with the Commission on November 15, 2004

4.6	Certificate of Amendment to Bylaws of Registrant dated September 16, 2005	Incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2007 as filed with the Commission on June 21, 2007

4.7	Certificate of Amendment to Bylaws of Registrant dated December 7, 2007	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 13, 2007

4.8	Certificate of Amendment to Bylaws of Registrant dated August 20, 2009	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.9	Rights Agreement dated August 20, 2009 between the Registrant and Computershare Trust Company, N.A., including exhibits thereto	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.10	Amendment No. 1 to Rights Agreement dated August 8, 2012 between the Registrant and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on August 10, 2012

4.11	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the Commission on December 8, 2004

5.1	Opinion of Morgan, Lewis & Bockius LLP	Filed herewith

23.1	Consent of McGladrey LLP	Filed herewith

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	Iteris, Inc. 2007 Omnibus Incentive Plan (as amended and restated on July 20, 2012)	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on July 30, 2012

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on August 1, 2013.

ITERIS, INC.

By:	/S/ ABBAS MOHADDES
Abbas Mohaddes
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Abbas Mohaddes and James S. Miele, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ ABBAS MOHADDES	Chief Executive Officer, President and Director (principal executive officer)	August 1, 2013
Abbas Mohaddes

/S/ JAMES S. MIELE	Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	August 1, 2013
James S. Miele

/S/ GREGORY A. MINER	Chairman of the Board	August 1, 2013
Gregory A. Miner

/S/ RICHARD CHAR	Director	August 1, 2013
Richard Char

/S/ KEVIN C. DALY, Ph.D.	Director	August 1, 2013
Kevin C. Daly, Ph.D.

/S/ JOEL SLUTZKY	Director	August 1, 2013
Joel Slutzky

/S/ THOMAS L. THOMAS	Director	August 1, 2013
Thomas L. Thomas

/S/ MIKEL WILLIAMS	Director	August 1, 2013
Mikel Williams

EXHIBIT INDEX

Exhibit No.	Description	Where Located
4.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.3	Bylaws of the Registrant, as amended	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 033-67932) as filed with the Commission on July 6, 1993

4.4	Certificates of Amendment to Bylaws of the Registrant dated April 24, 1998 and August 10, 2001	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K/A for the year ended March 31, 2003 as filed with the Commission on July 29, 2003

4.5	Certificate of Amendment to Bylaws of Registrant dated September 9, 2004	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as filed with the Commission on November 15, 2004

4.6	Certificate of Amendment to Bylaws of Registrant dated September 16, 2005	Incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2007 as filed with the Commission on June 21, 2007

4.7	Certificate of Amendment to Bylaws of Registrant dated December 7, 2007	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 13, 2007

4.8	Certificate of Amendment to Bylaws of Registrant dated August 20, 2009	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.9	Rights Agreement dated August 20, 2009 between the Registrant and Computershare Trust Company, N.A., including exhibits thereto	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.10	Amendment No. 1 to Rights Agreement dated August 8, 2012 between the Registrant and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on August 10, 2012

4.11	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the Commission on December 8, 2004

5.1	Opinion of Morgan, Lewis & Bockius LLP	Filed herewith

23.1	Consent of McGladrey LLP	Filed herewith

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	Iteris, Inc. 2007 Omnibus Incentive Plan (as amended and restated on July 20, 2012)	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on July 30, 2012